Exhibit 10.3


Most of the Company's executive officers, including all current officers who were named in the Summary Compensation Table of the Company's 2002 proxy statement, signed a non-compete agreement, substantially in the form shown below except that William Clay Ford, Jr., our Chairman and Chief Executive Officer, and Allan Gilmour, our Vice Chairman and Chief Financial Officer, did not receive the remuneration stated in the agreement below.


                      Trade Secrets/ Non-Compete Statement

[I acknowledge to Ford Motor Company (including, as used herein, any affiliates of Ford Motor Company)]

[I acknowledge that one of the factors Ford Motor Company considered and relied on in offering employment to me was my willingness to sign and execute this statement. I also acknowledge to Ford Motor Company (including, as used herein, any affiliates of Ford Motor Company)]

o I am aware of trade secrets and/or other confidential or proprietary information concerning the business plans, strategies, tactics, manufacturing know-how, good will, sources of supply, customers and other trade secrets or confidential information not generally known to others engaged in similar businesses; and,

o During the course of my continued employment, I will become aware of trade secrets or other confidential or proprietary information concerning the business plans, strategies, tactics, manufacturing know-how, sources of supply, customers and other trade secrets or confidential information not generally known to others engaged in similar businesses.

I agree that Ford Motor Company is entitled to be protected from the possibility that I may seek to become or actually become associated with a business that competes with Ford Motor Company. This would be unfair competition, because I have, and will have, extensive knowledge about Ford Motor Company, including the confidential information described above.

I also agree:
o For a period of two years immediately following my voluntary termination, as an officer, director or employee of Ford Motor Company, I shall not, directly or indirectly, work for or associate with any business that competes in trade or commerce with Ford Motor Company; and

o Always to refrain from any direct or indirect use or disclosure (whether intentional, negligent or reckless) of any trade secret or confidential or proprietary information belonging to Ford Motor Company to any person or business, without regard to the nature of my termination; and,

o To refrain from taking any action that will cause the termination or interference of existing business relationships between or among Ford Motor Company, Ford Motor Company employees, and any of their customers or suppliers for two years following my voluntary termination from Ford Motor Company.

I acknowledge that if I violate any of the terms of this memorandum, I will cause severe, immediate and irreparable harm to Ford Motor Company.

My decision to sign this memorandum was made voluntarily and freely[, and, in consideration of ][a restricted stock* grant of Ford common stock having the value of one times my current base salary, the sufficiency and receipt of which is acknowledged. The actual number of shares will be determined by using the Fair Market Value (FMV) of the Ford stock on May 31, 2002. FMV is the average of the high and low stock prices on May 31, 2002. The stock will be issued as of June 1, 2002 with restrictions that will lapse on the 3rd anniversary of the grant] [my election as an officer of the Company and related compensation, benefits, and perquisites].

I acknowledge that this statement does not, and will not, alter my status as an employee-at-will. If any of the terms of this memorandum are found by a court of competent jurisdiction to be unenforceable due to the duration, scope, geography or territory, I agree that the court shall be authorized to construe or interpret these terms in a manner that makes this memorandum enforceable within that jurisdiction. The law of the State of Michigan (excluding its conflict of laws provisions) shall govern the meaning, construction and interpretation of this memorandum even if I am employed elsewhere.

Nothing contained in this document shall be construed to supersede, modify or affect the terms or provisions of any existing executive or employee benefit plan.

This memorandum may not be changed or amended unless it is in writing and signed by the parties.

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*In certain countries where restricted stock is taxed at the time of grant, restricted stock equivalents were granted in lieu of restricted stock.


                   Signed by:
                              -----------------------------


                   Date:
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